Exhibit 10.25

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) dated as of [●], 2017, is entered into by and among (i) SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (together with its successors and assigns, the “Company”), (ii) Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership and Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted limited partnership (collectively, the “Silver Lake Partners Investors”) and (iii) Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership and Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted limited partnership (collectively, the “Silver Lake Sumeru Investors”). Each of the Silver Lake Partners Investors and the Silver Lake Sumeru Investors is referred to herein individually as a “Purchaser” and collectively as the “Purchasers.”

WHEREAS, each Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchasers, certain ordinary shares of the Company, par value $0.03 per share (the “Ordinary Shares”) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to such Purchaser, the amount of Ordinary Shares set forth next to such Purchaser’s name on Schedule A hereto (the “Shares”), for a price per share of $[●] and for an aggregate purchase price set forth next to such Purchaser’s name on Schedule A hereto.

2.    Closing; Use of Proceeds; Delivery.

2.1     Closing. The purchase, sale and issuance of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Davis Polk & Wardwell, LLP, at 10:00 a.m. New York City time, on [●], 2017, or at such other time on the same or other such date as shall be designated by the Representative (as defined herein) pursuant to Section 4 of the Underwriting Agreement to be entered into on or about the date hereof by and between the Company and Barclays Capital Inc., as representative (the “Representative”) of the several Underwriters listed in Schedule I thereto, subject to the immediately succeeding sentence. The Closing shall be substantially concurrent with, and contingent upon, the closing of the underwritten initial public offering of the Company, contemplated by the registration statement on Form S-1 (SEC File No. 333-217539) publicly filed on April 28, 2017 (as amended at the time it becomes effective, the “Registration Statement”).

Payment for the Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available against delivery of such Shares at the Closing.

2.2     Use of Proceeds. The Company shall use the aggregate net proceeds from the sale of the Shares to repay its outstanding term loans under its Senior Secured Credit Agreement (as defined in the Registration Statement).

2.3    Delivery of Shares. At the Closing, the Company will make, or cause to be made, appropriate changes to the Company’s book-entry record evidencing the number of Shares that such Purchaser is purchasing at the Closing against payment of the aggregate purchase price therefor as set forth on Schedule A hereto.

3.    Representations and Warranties of Each Purchaser. Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

3.1     Authority. The Purchaser has all requisite legal power and authority to execute and deliver this Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. The execution and delivery by the Purchaser of this Agreement, the performance by the Purchaser of its obligations hereunder, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite legal action.

3.2    Enforceability. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

3.3     Consent. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder.

3.4    Investment Purpose. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof.

3.5    Brokers and Finders. The Purchaser has not engaged any brokers, finders or agents, and neither the Company nor any other person or entity has, nor will, incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.    Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that:

4.1    Due Incorporation, Qualification. The Company (a) is duly organized, validly existing and in good standing under the laws of the Cayman Islands; (b) has the power and authority to own, lease and operate its properties and carry on its business as presently conducted; and (c) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, shareholders’ equity, properties, business or prospects of the Company (a “Material Adverse Effect”).

4.2    Authority. The Company has all requisite legal power and authority to execute and deliver this Agreement, to sell the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite legal action.

4.3    Enforceability. This Agreement, when executed and delivered by the Company, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

4.4    Non-Contravention. The execution and delivery by the Company of this Agreement and the performance and consummation of the transactions contemplated hereby do not and will not violate (a) any provision of the Company’s governing or organizational documents, (b) any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company or (c) or any contract, lease, license, indenture, note, bond, agreement, understanding, undertaking, concession, franchise or other instrument to which the Company or its subsidiaries is a party or by which any of their respective properties or assets is bound, except, with respect to clauses (b) and (c) as would not reasonably be expected to have a Material Adverse Effect.

4.5    Valid Issuance. The Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens. The Shares, when issued and delivered in accordance with this Agreement, will be registered pursuant to the Registration Statement.

4.6    Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Securities and Exchange Commission.

4.7    Brokers and Finders. The Company has not engaged any brokers, finders or agents in connection with this Agreement, and none of the Purchasers nor any other person or entity has, nor will, incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

5.    Miscellaneous.

5.1    Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws, except that Cayman Islands law shall apply in respect of any fiduciary duty or any mandatory provision of Cayman Islands corporate law.

5.2    Waiver of Jury Trial; Consent to Jurisdiction.

(a)    Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement may only be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Chosen Courts. Each party hereby further irrevocably waives any claim that any Chosen Court lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Chosen Courts, that any such court lacks jurisdiction over such party.

(b)    Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 5.5 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 5.2(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c)    Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in any of the Chosen Courts, and hereby further irrevocably waives and agrees not to plead or claim that any such Chosen Court is not a convenient forum for any such suit, action or proceeding.

(d)    The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e)    EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.2(E).

5.3     Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, any Purchaser, without the consent of any other party, may assign, in whole or in part, any of its rights hereunder to any affiliate of such party; provided, further, that no such assignment shall relive the assigning party of its obligations hereunder.

5.4     Entire Agreement. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

5.5     Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, e-mail, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, which shall be addressed, (a) in the case of the Company, to its principal office, Attention: Bruce Goldberg, Vice President, Chief Legal and Compliance Officer, SMART Global Holdings, Inc., 39870 Eureka Drive, Newark, CA 94560, fax: (510) 624-8231, email bruce.goldberg@smartm.com, with copy to Alan Denenberg, 1600 El Camino Real, Menlo Park, CA 94025, fax: (650) 752-3604, email alan.denenberg@davispolk.com; or (b) in the case of any other party hereto, to the following respective addresses, e-mail addresses or telecopy numbers:

If to any Silver Lake Partners Investor, to:

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Fax No.: (650) 233-8125

Email: Ken.Hao@silverlake.com

Attention: Kenneth Hao

with copies (which shall not constitute notice) to:

c/o Silver Lake Partners

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Fax No.: (650) 233-8125

Email: Karen.King@silverlake.com

Attention: Karen King

c/o Silver Lake Partners

9 West 57th Street, 32nd Floor

New York, New York 10019

Fax No.: (212) 981 3535

Email: andy.schader@silverlake.com

Attention: Andrew Schader

and

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Fax No.: (650) 251-5002

Email: cskinner@stblaw.com

            dwebb@stblaw.com

Attention: Chad Skinner

                 Daniel N. Webb

If to any Silver Lake Sumeru Investor, to:

c/o Silver Lake Sumeru

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Fax No.: (650) 233-8125

Email: Ajay.Shah@silverlake.com

Attention: Ajay B. Shah

with copies (which shall not constitute notice) to:

c/o Silver Lake Sumeru

2775 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Fax No.: (650) 233-8125

Email: Karen.King@silverlake.com

Attention: Karen King

c/o Silver Lake Sumeru

9 West 57th Street, 32nd Floor

New York, New York 10019

Fax No.: (212) 981 3535

Email: andy.schader@silverlake.com

Attention: Andrew Schader

and

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Fax No.: (650) 251-5002

Email: cskinner@stblaw.com

            dwebb@stblaw.com

Attention: Chad Skinner

                 Daniel N. Webb

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day, (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier and (iv) in the case of mailing, on the third (3rd) Business Day after the posting thereof. By notice complying with the foregoing provisions of this Section 5.5, each party shall have the right to change its mailing address or telecopy number for the notices and communications to such party. As used herein “Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

5.6     Amendments and Waivers. This Agreement may only be amended or modified, in whole or in part, by a written instrument signed by the Company and each of the Purchasers.

5.7    Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herby be consummated as originally contemplated to the fullest extent possible.

5.8    Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

5.9    Specific Performance. The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

5.10    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

5.11    Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

COMPANY:

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:

(Signature Page to Stock Purchase Agreement)

SILVER LAKE PARTNERS INVESTORS:

SILVER LAKE PARTNERS III CAYMAN
(AIV III), L.P.

By:	Silver Lake Technology Associates III Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd., its General Partner

By:
Name:
Title:

SILVER LAKE TECHNOLOGY INVESTORS III CAYMAN, L.P.

By:	Silver Lake Technology Associates III
Cayman, L.P., its General Partner

By:	Silver Lake (Offshore) AIV GP III, Ltd.,
its General Partner

By:
Name:
Title:

(Signature Page to Stock Purchase Agreement)

SILVER LAKE SUMERU INVESTORS:

SILVER LAKE SUMERU FUND CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru
Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its
General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP,
Ltd., its General Partner

By:
Name:
Title:

SILVER LAKE TECHNOLOGY INVESTORS SUMERU CAYMAN, L.P.

By:	Silver Lake Technology Associates Sumeru
Cayman, L.P., its General Partner

By:	SLTA Sumeru (GP) Cayman, L.P., its
General Partner

By:	Silver Lake Sumeru (Offshore) AIV GP,
Ltd., its General Partner

By:
Name:
Title:

(Signature Page to Stock Purchase Agreement)

Schedule A

Purchaser	Number of Shares	Aggregate Purchase Price
Silver Lake Partners III Cayman (AIV III), L.P.	[●]	$[●]
Silver Lake Technology Investors III Cayman, L.P.	[●]	$[●]
Silver Lake Sumeru Fund Cayman, L.P.	[●]	$[●]
Silver Lake Technology Investors Sumeru Cayman, L.P.	[●]	$[●]